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                                                                   EXHIBIT 23(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan of our report dated November 5, 1997, with respect to the consolidated financial statements of Jacobs Engineering Group Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                         Ernst & Young LLP


Los Angeles, California
January 30, 1998